EXHIBIT 10-C

AMENDMENT TO THE

COLGATE-PALMOLIVE COMPANY

EXECUTIVE SEVERANCE PLAN

TRUST AGREEMENT

AGREEMENT made this 29th day of October, 2007 by and between COLGATE-PALMOLIVE COMPANY (hereinafter referred to as “Company”) and THE BANK OF NEW YORK (hereinafter referred to as “Trustee”).

WITNESSETH

WHEREAS, the Company has established the COLGATE-PALMOLIVE COMPANY EXECUTIVE SEVERANCE PLAN TRUST dated June 12, 1987 (hereinafter referred to as the “Trust”), and

WHEREAS, Company desires to amend the Trust Agreement to assure that the Colgate-Palmolive Company Executive Severance Plan complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree to amend Section 4.03 of the Trust Agreement, effective as of the date of this Agreement, to read as follows:

Section 4.03 Other Payments. Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a Determination to have been includible in gross income of a Participant prior to payment of such amounts from the Trust by reason of a failure of the Executive Severance Plan to meet the requirements of Code Section

409A and the regulations thereunder, the Trustee shall, as soon as practicable, pay such amounts that are includable in income by reason of such failure to such Participant and charge his account accordingly. For purposes of this Section 4.03, the Trustee shall be entitled to rely on an affidavit from a Participant (substantially in the form annexed hereto as Exhibit C) to the effect that a Determination described in the preceding sentence has occurred.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above mentioned.

COLGATE-PALMOLIVE COMPANY

By:	/s/ EDWARD J. FILUSCH

THE BANK OF NEW YORK

By:	/s/ MICHAEL SHAYNE